UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2013 (April 5, 2013)

American Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10784 (Commission File Number)	65-0203383 (IRS Employer Identification No.)

1000 American Media Way Boca Raton, Florida (Address of principal executive offices)		33464 (Zip Code)
(561) 997-7733 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

American Media, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) to report the appointments of David R. Hughes and Andrew Russell to committees of the Company's Board of Directors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On January 28, 2013, the Board of Directors of the Company (the "Board") appointed David R. Hughes to the Board. Mr. Hugh's appointment to the Board was reported under item 5.02 on the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on January 31, 2013 (the “Original Form 8-K”); such disclosure is incorporated herein by reference in its entirety. At the time of the filing of the Original Form 8-K with the SEC, Mr. Hughes’ committee assignments had not been determined. On April 5, 2013, the Board appointed Mr. Hughes to the Audit Committee.

On August 23, 2012, the Board appointed Andrew Russell to the Board. As the Company was not required to file periodic or current reports with the SEC when Mr. Russell was appointed to the Board, Mr. Russell's appointment to the Board was reported through the posting of a Current Report on the Company's website at www.americanmediainc.com on August 29, 2012 (the "Original Current Report"). At the time of the posting of the Original Current Report, Mr. Russell's committee assignments had not been determined. On April 5, 2013, the Board appointed Mr. Russell to the Compensation Committee.

After giving effect to the appointments to the Audit Committee and the Compensation Committee disclosed above, such Committees are now comprised of the following members of the Board:

Audit Committee: Philip Maslowe (Chairman), David Hughes, David Licht and Susan Tolson

Compensation Committee: Michael Elkins (Chairman), Gavin Baiera, Charles Koones, David Pecker and Andrew Russell.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA, INC.
(Registrant)

Dated: April 10, 2013	By:	/s/ Eric S. Klee
Name: Eric S. Klee
Title: Vice President, Secretary and General Counsel